UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016 (October 21, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amended and Restated Restructuring Support Agreement

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC (the “Company”), LinnCo, LLC, an affiliate of the Company (“LinnCo”), certain of the Company’s direct and indirect subsidiaries (collectively with the Company, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

On October 21, 2016, the LINN Debtors entered into the First Amended and Restated Restructuring Support Agreement (the “Amended and Restated RSA”) with (i) certain holders of the Company’s 12% Senior Secured Second Lien Notes due December 2020 (such notes, the “Second Lien Notes,” and such holders, the “Consenting Second Lien Noteholders”); (ii) certain holders of the Company’s unsecured notes (such notes, the “Unsecured Notes,” such holders of the Unsecured Notes, the “Consenting Unsecured Noteholders,” and together such Consenting Unsecured Noteholders with the Consenting Second Lien Noteholders, the “Consenting Noteholders”); and certain lenders (the “Consenting LINN Lenders,” and together with the Consenting Noteholders, the “Consenting Creditors”) under the Company’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (the “LINN Credit Agreement”). The Amended and Restated RSA amends and restates that certain restructuring support agreement dated as of October 7, 2016 (the “Original RSA”), by and among the LINN Debtors and the Consenting Noteholders, which was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2016. In addition, the Amended and Restated RSA replaces and supersedes that certain restructuring support agreement with certain of the Consenting LINN Lenders, dated as of May 10, 2016, with respect to the terms of the restructuring of the LINN Debtors, which was previously disclosed in a Current Report on Form 8-K filed with the Commission on May 11, 2016.

The Amended and Restated RSA sets forth, subject to certain conditions, the commitment of the LINN Debtors and the Consenting Creditors to support a comprehensive restructuring of the LINN Debtors’ long-term debt (the “Restructuring”). The Restructuring will be effectuated through the Proposed Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates (the “Plan”) filed with the Court on October 21, 2016.

Other than as provided below, the majority of the terms of the Amended and Restated RSA are substantially identical to those set forth in the Original RSA. The Amended and Restated RSA includes limited changes to the treatment of claims under the LINN Credit Agreement, including that such claims will be allowed as fully secured claims under the Plan and will not be subject to off-set, avoidance, recharacterization, recoupment, or subordination. Further, the Amended and Restated RSA provides that holders of claims under the LINN Credit Agreement will receive, as part of the Plan, (i) a cash paydown equal to the sum of (a) $500 million from cash equity contributions at the closing of the take-back debt facility, plus (b) other amounts from LINN’s cash on hand (net of Chapter 11 and transaction expenses) consistent with the Plan and subject to anti-cash hoarding provisions in the take-back debt facility, and (ii) a take-back debt facility on the terms and conditions set forth in the Amended and Restated RSA.

The foregoing description of the Amended and Restated RSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated RSA attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Backstop Commitment Agreement

On October 25, 2016, the Company entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) with the parties thereto (collectively, the “Backstop Parties”), pursuant to which the Backstop Parties, which are also Consenting Noteholders under the Amended and Restated RSA, have agreed to backstop a $530 million new money investment in the LINN Debtors pursuant to rights offerings (the “Rights Offerings”) to be conducted in accordance with the Plan.

In accordance with the Plan, the Backstop Commitment Agreement and the Rights Offerings procedures filed in the Chapter 11 Cases, the LINN Debtors will offer eligible creditors, including the Backstop Parties, the right to purchase new common stock or limited liability company interests in the reorganized Company (the “New Common Stock”) upon emergence from the Chapter 11 Cases for an aggregate purchase price of $530 million. The Rights Offerings will consist of the following offerings:

•	Holders of Unsecured Notes as of the record date set therefor shall be granted rights (the “Unsecured Subscription Rights”) entitling each such holder to subscribe to the Rights Offering in an amount up to its pro rata share of New Common Stock (the “Unsecured Rights Offering,” and such New Common Stock offered for purchase thereunder, the “Unsecured Rights Offering Shares”), which Unsecured Rights Offerings Shares, collectively, will reflect an aggregate purchase price of $319,004,408 at the per share price set forth in the Backstop Commitment Agreement.

•	Holders of Second Lien Notes as of the record date set therefor shall be granted rights (the “Secured Subscription Rights”) entitling each such holder to subscribe to the Rights Offering in an amount up to its pro rata share of New Common Stock (the “Secured Rights Offering,” and such New Common Stock offered for purchase thereunder, the “Secured Rights Offering Shares”), which Secured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $210,995,592 at the per share price set forth in the Backstop Commitment Agreement.

Under the Backstop Commitment Agreement, certain Backstop Parties have agreed to purchase their pro rata share of the Unsecured Rights Offering Shares and the Secured Rights Offering Shares, as applicable, that are not duly subscribed to pursuant to the Unsecured Rights Offering or the Secured Rights Offering, as applicable, at the discounted per share price set forth in the Backstop Commitment Agreement by parties other than Backstop Parties (the “Backstop Commitment”).

Subject to Court approval, the LINN Debtors will pay the Backstop Parties on the Plan effective date (the “Effective Date”) a commitment premium equal to 4.0% of the $530 million committed amount (the “Backstop Commitment Premium”), of which 3.0% will be paid in cash and 1.0% will be paid in the form of New Common Stock at the discounted per share price set forth in the Backstop Commitment Agreement. The Backstop Commitment Premium shall be fully earned and nonrefundable as of the date of the Court order approving the LINN Debtors’ entry into the Backstop Commitment Agreement. All amounts payable to the Backstop Parties in their capacities as such for the Backstop Commitment Premium shall be paid pro rata based on the amount of their respective Backstop Commitments on the Effective Date (as compared to the aggregate Backstop Commitment of all Backstop Parties).

The rights to purchase New Common Stock in the Rights Offerings, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties in respect of their Backstop Commitments pursuant to the Backstop Commitment Premium, will be issued in reliance upon the exemption from the registration requirements of the securities laws pursuant to Section 1145 of the Bankruptcy Code. All shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement in respect of their Backstop Commitment will be issued in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, the Company will enter into a registration rights agreement with certain Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times.

The Backstop Parties’ commitments to backstop the Rights Offerings, and the other transactions contemplated by the Backstop Commitment Agreement, are conditioned upon the satisfaction of all conditions to the effectiveness of the Plan and other applicable conditions precedent set forth in the Backstop Commitment Agreement. The issuances of New Common Stock pursuant to the Rights Offerings and the Backstop Commitment Agreement are conditioned upon, among other things, confirmation of the Plan by the Court, and the Plan’s effectiveness upon the Company’s emergence from its Chapter 11 Cases.

The foregoing description of the Backstop Commitment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Backstop Commitment Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	First Amended and Restated Restructuring Support Agreement, dated as of October 21, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Backstop Commitment Agreement, dated as of October 25, 2016, by and among the Company and the parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

October 27, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	First Amended and Restated Restructuring Support Agreement, dated as of October 21, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Backstop Commitment Agreement, dated as of October 25, 2016, by and among the Company and the parties thereto.